UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2007

A. M. Castle & Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 North Wolf Road, Franklin Park, Illinois		60131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-349-2516

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On Tuesday, July 31, 2007 the Company disseminated a press release, attached as Exhibit A, announcing the Company’s operational results for the period ending June 30, 2007.

As part of the press release there is a bridge of the non-GAAP financial measurement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to reported net income. It is shown below the disclosure of the GAAP figures for Operating income, Net income and Diluted earnings per share. This reconciliation of EBITDA to Net income is for the Six Months ended June 30, 2007 and June 30, 2006.

The Company believes, however, that EBITDA is an important term and concept because of its use by the professional investment community, including the Company’s primary lenders. The Company believes the use of this Term is necessary to a proper understanding of the changes in the Company’s earnings.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On July 27, 2007, the Board of Directors adopted the attached Officers and Directors'Code of Ethics (Exhibit 14) which replaced the existing Code of Ethics. The new Code of Ethics applies to all named officers.

Item 9.01 Financial Statements and Exhibits.

14 Code of Ethics for Officers and Directors of A. M. Castle & Co.
99.1 Press Release July 31, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

July 31, 2007	By:	Larry Boik

Name: Larry Boik
Title: Vice President Finance - CFO

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Exhibit Index

Exhibit No.	Description

14	Code of Ethics for Officers & Directors of A. M. Castle & Co.
99.1	Press Release